                                                                     EXHIBIT 3.5

                            CERTIFICATE OF FORMATION
                                       OF
                                   BFS IP, LLC

      This Certificate of Formation of BFS IP, LLC (the "Company"), dated as of the 8th day of December, 2000, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et seq.).

      1. The name of the limited liability company formed hereby is BFS IP, LLC.

      2. The address of the registered office of the Company in the State of Delaware is l209 Orange Street, Wilmington. Delaware 19801.

      3. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                            By: /s/ Donald F. McAleenan
                                                -----------------------
                                                Donald F. McAleenan,
                                                Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:30 PM 12/11/2000
001618098 3327678